Exhibit 99.1

WASTE INDUSTRIES USA, INC. Announces Sale of Landfill

Raleigh, NC, Tuesday, April 4, 2006 /PRNewswire/ — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today announced the sale of its Old Kings Road landfill in Jacksonville, Florida to Advanced Disposal also of Jacksonville. The Old Kings Road landfill is a stand alone construction and demolition landfill that is not supported by a company hauling operation. With this sale, the Company no longer has operations in Florida.

Jim W. Perry, President and Chief Executive Officer, stated, “We will redeploy capital from the sale of our Old Kings Road landfill toward assets that meet our strategic objectives which include increasing waste internalization into our landfills. We were unable to meet this objective at our Old Kings Road site.”

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Georgia, Tennessee and Mississippi.

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “expects,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as risks in the development and operation of landfills, managing growth, increases in fuel prices, weather conditions and economic trends that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.